UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

(Exact name of registrant as specified in its charter)
Commission File Number: 000-22283
Virginia (State or other jurisdiction of incorporation)	54-1829288 (IRS Employer Identification No.)
590 Peter Jefferson Parkway, Suite 250
Charlottesville, Virginia 22911
(Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On March 12, 2013, the Audit Committee of the Board of Directors of StellarOne Corporation (the “Company”) approved the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. As of the date of this report, Crowe Horwath LLP is in the process of its standard client acceptance procedures and has not accepted the engagement. On March 18, 2013, the Company notified Grant Thornton LLP that it has been dismissed as the Company's independent public accountants.

Grant Thornton LLP performed audits of the consolidated financial statements of the Company for the years ended December 31, 2012 and 2011. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. This dismissal was not related to and had no effect on the Form 10-K filed on March 15, 2013.

During the two years ended December 31, 2012, and from December 31, 2012 through the effective date of Grant Thornton LLP’s termination, there have been no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused Grant Thornton LLP to make reference to the subject matter of such disagreements in connection with its reports. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission (the “SEC”) have occurred during the two years ended December 31, 2012, or through the effective date of Grant Thornton LLP’s termination.

During the two years ended December 31, 2012, and from December 31, 2012 until the effective date of its dismissal, Grant Thornton LLP did not advise the Company of any of the following matters:

1.	That the internal controls necessary for the Company to develop reliable financial statements did not exist;

2.
That information had come to Grant Thornton LLP’s attention that had led it to no longer be able to rely on management's representations or that had made it unwilling to be associated with the financial statements prepared by management;

3.
That there was a need to expand significantly the scope of the audit of the Company or that information had come to Grant Thornton LLP’s attention that if further investigated: (i) may materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) may cause it to be unwilling to rely on management's representation or be associated with the Company’s financial statements, and that, due to its dismissal, Grant Thornton LLP did not so expand the scope of its audit or conduct such further investigation;

4.
That information had come to Grant Thornton LLP’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously-issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Grant Thornton LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements) or that, due to its dismissal, there were no such unresolved issues as of the date of its dismissal.

Grant Thornton LLP has furnished a letter to the SEC dated March 21, 2013 stating that it agrees with the above statements, and a copy of such letter is filed as Exhibit 16.0 to this report.

During the two years ended December 31, 2012 and from December 31, 2012 through the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf had consulted Crowe Horwath LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the consolidated financial statements, or any matter that was either the subject of a disagreement with Grant Thornton LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

 Exhibit No.   Description

16.0         Letter of Grant Thornton LLP dated March 21, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
StellarOne Corporation
Date: March 21, 2013	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer